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								EXHIBIT 10.89

                       DONALDSON, LUFKIN & JENRETTE, INC.
                             1996 STOCK OPTION PLAN
                          INCENTIVE AND NON-QUALIFIED
                             STOCK OPTION AGREEMENT

                This Agreement dated the 16th day of May, 1996:

                                  WITNESSETH:

     1. Pursuant to the provisions of the Donaldson, Lufkin & Jenrette, Inc. 1996 Stock Option Plan (the "Plan") Donaldson, Lufkin & Jenrette, Inc. (the "Company") on the date set forth above has granted and hereby evidences the grant to Joe L. Roby (the "Optionee"), subject to the terms and conditions set forth herein and in the Plan, the Option (the "Option") to purchase from the Company an aggregate of 250,000 shares of Common Stock, $0.10 par value, of the Company ("Shares") at the purchase price of $32.50 per share, the Option to be exercisable as hereinafter provided. The Option attributable to the grant by the Company to purchase 12,304 Shares is intended to be an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Option attributable to the grant by the Company to purchase 237,696 Shares is intended to qualify and is identified hereunder as a Non-Qualified Stock Option ("NQSO"). Upon exercise at the same time of both the ISO and the NQSO, in whole or in part, the Company shall cause separate certificates from Shares to be issued to the Optionee in respect of the ISO and the NQSO. A copy of the Plan is attached hereto and made a part hereof with the same effect as if set forth herein. All capitalized terms used herein which are not otherwise defined herein shall have the meaning specified in the Plan.

     2. (a) Subject to the terms and conditions hereof and of the Plan (including, without limitation, the provisions of the Plan that limit the Optionee's rights in respect of the Option in the event of his termination of employment), the Option shall be exercisable as follows:

Exercise Date      ISO SHARES                NQSO SHARES
-------------      ----------                -----------
May 16, 1997        3,076                    59,424
May 16, 1998        3,076                    59,424
May 16, 1999        3,076                    59,424
May 16, 2000        3,076                    59,424


     Any exercise of the Option shall be made by giving the Company written notice of exercise specifying the number of Shares to be purchased and specifying whether, and to what extent, the ISO or NQSO is being exercised. The notice of exercise shall be accompanied by tender to the Company of the full purchase price of said Shares and the related amount of


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income  taxes required to be withheld by the Company, if any. Payment of the purchase price of the Shares shall be made in cash, check, Shares owned by the Optionee for at least six months or a combination of the foregoing provided, however, that the Committee may, in its sole discretion, prohibit or limit the use of Shares as part or full payment of the purchase price.

     (b) In addition to the provisions of Section 6(c) of the Plan dealing with termination of employment, the Option is subject to the following rules:

     (1) If the Optionee's employment is terminated by the Company without Cause or by the Optionee with the consent of the Committee, the Option shall be vested on the last day of the month following the month in which such termination of employment occurs and shall be exercisable on the dates specified in paragraph 2(a) above.

     (2) If the Option is exercisable following the Optionee's termination of employment, it shall remain exercisable until the date specified in paragraph 3(a) below subject, however, to the provision of clause
          (iii) of the third sentence of Section 6(c) of the Plan.

     3. Without limiting the generality of paragraph 1 hereof, it is understood and agreed that the Option is subject to the following conditions:

          (a) the Option shall not in any event be exercisable after the close of business on May 15, 2006;

          (b) the Option shall not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercised only by the Optionee or by the Optionee's guardian or legal representative unless the Committee determines that permiting such an exercise by a guardian or legal representative will violate any applicable federal or state law; and

          (c) neither the Optionee nor any legal representative, legatee, or distributee of the Optionee shall be deemed to be a holder of or possess any shareholder rights with respect to any Shares subject to the Option prior to the issuance of such Shares to the Optionee upon exercise of the Option.

     4. Neither the execution and delivery hereof nor the granting of the Option shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its subsidiaries to employ or continue the employment of the Optionee for any period.

     5. Transfer from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if the Optionee is placed on a military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until

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the later of the date when the leave equals ninety days or the date when an
Optionee's right to reemployment shall no longer be guaranteed either by law or by contract.

     6. The Optionee may elect at such time and in such manner as may be prescribed by the Committee to defer distribution of Shares pursuant to the exercise of the Option.

     7. Any notice given hereunder to the Company shall be addressed to Donaldson, Lufkin & Jenrette, Inc., attention Corporate Secretary, at its principal executive offices, and any notice given hereunder to the Optionee shall be addressed to him at his address as shown on the records of the Company.

     8. The Optionee agrees to be bound by the terms and conditions hereof and of the Plan.

     9. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of New York.

     10. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have executed this Agreement in duplicate as of the day and year first above written.


                                             DONALDSON, LUFKIN & JENRETTE, INC.

                                             By   /s/
                                                 -----------------------------
                                                  Secretary

						  /s/
                                                 -----------------------------
                                                  Optionee